Exhibit 99.2
SHARES PURCHASE AGREEMENT
     This Shares Purchase Agreement is made and entered into on May 15, 2008, by and among Preformed Line Products Company, an Ohio corporation (“Purchaser”), Elizabeth Gibson Drinko (“Mrs. Drinko”), as grantor and beneficiary of the Elizabeth Gibson Drinko IRA Trust under agreement dated April 21, 2008 (“IRA Trust”) and National City Bank (“NCB”), as Trustee of the IRA Trust (collectively Mrs. Drinko and NCB, as Trustee of the IRA Trust, the “Sellers”).
RECITALS
          A. Purchaser’s Common Shares, $2 par value, (the “Common Shares”) are traded on the NASDAQ National Market (the “NASDAQ”) under the symbol “PLPC” and Purchaser is a reporting company under the Securities Exchange Act of 1934, as amended. As a result, financial and other material business information about Purchaser is publicly available.
          B. NCB, as Trustee of the IRA Trust, is the beneficial owner of 10,400 shares held by the IRA (“IRA Shares”);
          C. NCB, as Trustee of the IRA Trust, has no investment discretion over the purchase or sale of assets held in the IRA Trust;
          D. Mrs. Drinko has authority under the terms of the IRA Trust to direct the purchase and sale of assets held in the IRA Trust and approached Purchaser regarding her desire to sell the IRA Shares to Purchaser;
          E. In response to Mrs. Drinko’s inquiry, Purchaser after due consideration, including discussion among the Board of Directors and management regarding alternative uses for the Purchaser’s available cash, and the review and approval of the proposed transaction by (i) the Purchaser’s Audit Committee of the Board of Directors, which is comprised solely of independent directors, and (ii) the Board of Directors, expressed a desire to purchase the IRA Shares, under the terms and conditions hereinafter set forth.
          F. Mrs. Drinko has directed NCB, as Trustee of the IRA Trust, to enter into this Agreement in order to sell the IRA Shares to Purchaser.
          Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.
AGREEMENT
     1. Purchase and Sale of the IRA Shares. Upon the execution and delivery of this Agreement, NCB, as Trustee of the IRA Trust, shall sell, transfer, assign, bargain and convey to Purchaser 10,400 Common Shares of the Purchaser at a purchase price of $42.24 per share. Simultaneously with the execution and delivery of this Agreement, NCB, as Trustee of the IRA Trust, shall effectuate the transfer of the IRA Shares being sold, transferred, assigned, bargained and conveyed pursuant hereto, into the name of Purchaser, and

Purchaser shall pay NCB, as Trustee of the IRA Trust, $439,296.00 for the IRA Shares (the “Purchase Price”) by the delivery of cash by wire transfer to the NCB account in the name of the IRA Trust. NCB has provided Purchaser with written wire transfer instructions. Mrs. Drinko, as the grantor of the IRA Trust with authority to direct the sale of the IRA Shares, acknowledges and agrees that the Purchase Price was negotiated in good faith between the parties and that, in connection with such negotiations, references were made by the parties to the historical trading volume and trading prices of the Purchaser’s Common Shares on the NASDAQ.
     2. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Sellers as follows:
               (a) Purchaser has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement constitutes the valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium or other laws relating generally to the enforcement of creditors’ rights.
               (b) The execution, delivery and performance of this Agreement does not and will not (i) violate any law, regulation, judgment, decree, order or other directive of any court or governmental agency currently applicable to or binding upon Purchaser, or (ii) breach or constitute a default under any agreement to which Purchaser is a party or by which it is bound.
     3. Representations, Warranties and Covenants.
          Mrs. Drinko hereby represents and warrants to Purchaser as follows:
               (a) Mrs. Drinko has the necessary legal capacity, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
               (b) The execution, delivery and performance of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not (i) violate any law, regulation, judgment, decree, order or other directive of any court or governmental agency applicable to or binding upon Mrs. Drinko, (ii) breach or constitute a default under any agreement to which Mrs. Drinko is a party or by which Mrs. Drinko is bound, or (iii) result in the imposition of any liens under, cause or permit the acceleration of any obligation under, or violate or conflict with the terms, conditions or provisions of, any note, indenture, security agreement, lease, guaranty, or other contract, agreement or instrument to which Mrs. Drinko is a party or by which Mrs. Drinko or any of the IRA Shares are bound.
               (c) This Agreement has been duly and validly authorized, executed and delivered by Mrs. Drinko and, assuming due authorization, execution and delivery by and on behalf of Purchaser, constitutes a legal, valid and binding obligation of Mrs. Drinko, enforceable in accordance with its terms.
               (d) Mrs. Drinko has received and carefully reviewed Purchaser’s filings with the Securities and Exchange Commission and Purchaser’s press releases posted on

Purchaser’s website (the filings and press releases, the “Purchaser Disclosure”). Mrs. Drinko acknowledges that no oral representations have been made or information furnished to Mrs. Drinko or her representatives that are in any way inconsistent with the Purchaser Disclosure. Mrs. Drinko confirms that no representations, warranties, or other agreements (whether express or implied) have been made by Purchaser with respect to the transactions contemplated hereby, except for those representations, warranties, and agreements that are specifically set forth in this Agreement.
               (e) Mrs. Drinko, to the extent necessary, shall, without additional consideration, take such additional or further actions and execute such other or further documents as may be reasonably requested by Purchaser in order to evidence, confirm or carry out the transactions contemplated hereby.
     NCB hereby represents and warrants to Purchaser as follows:
               (a) NCB, as Trustee of the IRA Trust, has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement constitutes the valid and binding obligation of NCB, as Trustee of the IRA Trust, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium or other laws relating generally to the enforcement of creditors’ rights.
               (b) This Agreement has been duly and validly authorized, executed and delivered by NCB, as Trustee of the IRA Trust, and, assuming due authorization, execution and delivery by and on behalf of Purchaser, constitutes a legal, valid and binding obligation of NCB, as Trustee of the IRA Trust, enforceable in accordance with its terms.
               (c) There exists no restriction upon the sale and delivery to Purchaser of the IRA Shares by NCB other than the direction of Mrs. Drinko to enter into this Agreement, which direction NCB has received. Other than the direction of Mrs. Drinko, which has been obtained, no other authorization of any court, governmental authority or regulatory agency is required to effect the sale of the IRA Shares in accordance with the terms hereof.
               (d) NCB, as Trustee of the IRA Trust, is the legal owner of the IRA Shares being sold, assigned, bargained and conveyed pursuant hereto, free from any security interest, pledge, option, equity, claim or other right or interest of any kind. Upon the sale to Purchaser, Purchaser will acquire the IRA Shares being transferred, free from any security interest, pledge, option, equity, claim or other right or interest of any kind.
     4. Miscellaneous.
               (a) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.
               (b) Amendment; Waiver. No modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is in writing and signed on behalf of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
               (c) Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
               (d) Binding Agreement. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by Purchaser and Seller and their respective successors and assigns.
               (e) Counterparts. This Agreement may be executed in counterparts, each of which, when executed, will be an original and all of which taken together will constitute one and the same agreement.
               (f) Entire Agreement. This Agreement embodies the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes or incorporates all prior or contemporaneous understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
               (g) Recitals. The Recitals are incorporated by reference and made a part of this Agreement.
               (h) Counsel. Each party has had the opportunity to review this Agreement with counsel of his/her/its choice.
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     IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties on the date first written above.

PURCHASER:	SELLER:

Preformed Line Products Company	Elizabeth Gibson Drinko IRA Trust

National City Bank, Trustee of the
/s/ Caroline S. Vaccariello	Elizabeth Gibson Drinko IRA Trust
Caroline S. Vaccariello
General Counsel and Secretary	By:	/s/ Elizabeth Gibson Drinko

	Its:	Vice President

Mrs. Elizabeth Gibson Drinko, individually and as grantor and beneficiary of the Elizabeth Gibson Drinko IRA Trust

/s/ Elizabeth Gibson Drinko